UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Credit Agreement Amendment

On December 18, 2024, Red Rock Resorts, Inc.’s consolidated subsidiary, Station Casinos LLC (the “Company”), entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, the subsidiary guarantors party thereto, Red Rock Resorts, Inc., Station Holdco LLC, the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent (the “Administrative Agent”). The Amendment amends the Amended and Restated Credit Agreement, dated as of March 14, 2024, by and among the Company, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time, the Administrative Agent and Deutsche Bank AG Cayman Islands Branch, as collateral agent (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”).

Among other things, the Amendment reduces the interest rate margins applicable to the Company’s existing approximately $1.54 billion term B loan facility to, at the Company’s option, either (a) the forward-looking Secured Overnight Financing Rate term rate published two (2) U.S. government securities business days prior to the commencement of the applicable interest period (“Term SOFR”), subject to a floor of 0.0% or (b) a base rate (the “Base Rate”) determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s “prime rate” and (iii) the one-month Term SOFR rate plus 1.00%, in each case, plus an applicable margin. Such applicable margin is 2.00% per annum in the case of any Term SOFR loan and 1.00% per annum in the case of any Base Rate loan.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent developments may not be reflected in the Company’s public disclosure.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following material is being furnished as an exhibit to the Current Report on Form 8-K.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 18, 2024, among Station Casinos LLC, the subsidiary guarantors party thereto, Red Rock Resorts, Inc., Station Holdco LLC, the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

Date: December 18, 2024	By:	/s/ Stephen L. Cootey
Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer